Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Participants and Administrator of

The Prudential Employee Savings Plan

We consent to the incorporation by reference in the Registration Statement (Form S-8 File No.333-75242) pertaining to The Prudential Employee Savings Plan (the Plan), of our report dated June 21, 2010, with respect to the financial statements and schedule (modified cash basis) of the Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2009.

/s/ Thompson, Cobb, Bazilio & Associates

Thompson, Cobb, Bazilio & Associates

Washington, D.C.

June 21, 2010